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                                                                  EXHIBIT 10-B-2

             (AS AMENDED BY THE BOARD OF DIRECTORS ON MARCH 3, 1994
                SUBJECT TO STOCKHOLDER APPROVAL ON MAY 19, 1994)

                              CHRYSLER CORPORATION
                           LONG-TERM PERFORMANCE PLAN

    (BEING THE TERMS AND CONDITIONS OF THE PERFORMANCE STOCK UNIT PROVISIONS
           OF THE CHRYSLER CORPORATION 1991 STOCK COMPENSATION PLAN)

                             EFFECTIVE MAY 16, 1991
                       (AS AMENDED THROUGH MAY 19, 1994)

1. PURPOSE

     The purpose of the Chrysler Corporation Long-Term Performance Plan (below called the Plan) is to provide an incentive to the officers and other key salaried employees (below called collectively Employees) of Chrysler Corporation (below called Chrysler), its subsidiaries and its Related Entities (as defined in the Stock Compensation Plan) (Chrysler, its subsidiaries and Related Entities collectively below called the Corporation) by enabling them to earn shares of common stock of Chrysler (below called the Chrysler Common Stock) as a reward for the achievement of long-term goals and objectives of the Corporation. The Plan sets forth the terms and conditions of performance stock unit awards granted by the Committee (as defined below) under the Stock Compensation Plan (as defined below). All capitalized terms used below shall have the meanings ascribed to them in Section 2 below.

2. DEFINITIONS

     "Board" -- means the Board of Directors of Chrysler.

     "Change in Control" -- has the meaning set forth in the Stock Compensation Plan.

     "Committee" -- means the Stock Option Committee of the Board, being the committee appointed by the Board to administer the performance stock unit provisions of the Stock Compensation Plan.

     "Fair Market Value" -- means for purposes of Performance Shares, the mean of the high and low trading prices of Chrysler Common Stock on the date on which it is to be valued hereunder, as reported on the New York Stock Exchange, or if the Exchange is closed on such day, the next preceding day on which the Exchange was open for trading.

     "Participant" -- means an Employee who is selected by the Committee to receive an award of Performance Shares under the Stock Compensation Plan.

     "Performance Cycle" or "Cycle" -- means the period of years determined by the Committee during which the performance of the Corporation is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Goals" -- means one or more corporate objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned. Such objectives shall relate to: quality, customer satisfaction, profitability, net margin as a percentage of revenue, return on sales, return on capital, breakeven, productivity, and/or debt to capitalization.

     "Performance Share" -- means an award expressed as one share of Chrysler Common Stock contingently awarded under the Stock Compensation Plan (also termed, under the Stock Compensation Plan, a Performance Stock Unit), the terms and conditions of which award are governed by this Plan.

     "Stock Compensation Plan" -- means the Chrysler Corporation 1991 Stock Compensation Plan.
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3. STOCK OPTION COMMITTEE

     The Board has appointed not less than three Directors of Chrysler to be the Committee to administer this Plan. All of the members of the Committee are "disinterested persons" (which term as used herein shall have the meaning ascribed to it in Rule 16b-3 under the Securities Exchange Act of 1934, or in any amendment thereof in effect at the relevant time). The Committee shall have authority, in its discretion, to amend the terms of this Plan and to prescribe, amend, and rescind rules and regulations relating to this Plan.

4. ELIGIBILITY

     All Eligible Employees (as defined in the Stock Compensation Plan) are eligible to be Participants under this Plan.

5. PERFORMANCE CYCLES

     During 1991 the Committee shall establish Performance Cycles for the years 1991 through 1993. During each of the years 1992 and thereafter the Committee may, but shall not be required to, establish a new Performance Cycle with respect to a future period, which shall not be less than two nor more than five years. The Committee shall have sole and complete authority to determine the duration of each Performance Cycle. More than one Performance Cycle may be in effect at any one time, and the duration of one Performance Cycle may differ from another.

6. PERFORMANCE GOALS

     The Committee shall establish one or more Performance Goals for each Performance Cycle consisting of such criteria and for the accomplishment of such corporate objectives as the Committee may designate prior to the beginning of each Performance Cycle. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation or changes in applicable tax laws or accounting principles.

7. PERFORMANCE AWARDS

     At the commencement of each Performance Cycle the Committee shall (a) award to each Participant the number of Performance Shares that would be deliverable to the Participant if the Performance Goals for that Cycle are fully achieved at a 100% level of performance, which number shall be determined by dividing an amount (expressed as a percentage -- not to exceed 80% -- of the Participant's base salary, or the average base salary or midpoint of the salary range of a class of Participants, at the time of the award), by the then fair market price of Chrysler Common Stock and (b) establish a range within which greater or lesser percentages (including a minimum and maximum percentage) of the number of shares awarded as Performance Shares would be earned based on the actual performance level attained. The maximum of such range shall not exceed 125% of the number of shares awarded as Performance Shares.

     When a person becomes employed by the Corporation in, or is promoted by the Corporation to, a position that constitutes him an Employee eligible to participate in the Plan, the Committee may, in its sole discretion, award to such person Performance Shares for one or more Performance Cycles commenced and then in progress.

     Except as otherwise provided in Section 13 below, the Committee may, in its sole discretion, supplement any award previously made to any Participant, provided that such award has not yet been earned out and paid.

8. PAYMENT OF PERFORMANCE SHARES

     The Committee shall determine the percentage of the Performance Shares which were earned by each Participant with respect to each Performance Cycle. Such determination shall be made by considering the Corporation's performance in relation to the Performance Goals established for that Performance Cycle and deriving therefrom a percentage of attainment of the Performance Goals. Such percentage (but not more than 125%) multiplied by the number of shares awarded as Performance Shares to each Participant shall be the

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number of shares of Chrysler Common Stock earned and to be delivered to such
Participant. Such shares shall be shares held by the Corporation in its treasury.

     A Participant may elect, on or after the date of grant of any award and before the year in which such award is to be paid, to defer receipt of all or any portion of the Performance Shares deliverable to such Participant upon earning such award, subject to the terms and conditions contained in any applicable deferral or similar plan or arrangement.

9. DIVIDEND EQUIVALENTS

     Participants shall be entitled to receive cash payments equivalent to the dividend payments, if any, made to the owners of Chrysler Common Stock during the Performance Cycle, on the dates such dividend payments are made. Such payments are payable from and after the date Performance Shares are awarded (i.e., during the relevant Performance Cycle) without regard to the attainment of Performance Goals.

10. TERMINATION OF EMPLOYMENT

     A Participant must be an Employee at the end of a Performance Cycle in order to be entitled to payment of Performance Shares in respect of such Cycle; provided, however, that in the event a Participant ceases to be an Employee prior to the end of that Cycle (a) by reason of death, disability under any disability plan of the Corporation, or retirement at or after age 65 under a pension plan of the Corporation, he (or the legal representative of his estate or his legatees) shall continue to earn, as if he had not ceased to be an Employee, any Performance Shares awarded to him for that Cycle, or (b) by reason of layoff, or by reason of retirement before age 65 under a pension plan of the Corporation, the Committee, in its discretion and after taking into consideration the performance of such Participant and the performance of the Corporation during the Cycle, may authorize payment to such Participant with respect to some or all of the Performance Shares awarded to him for that Cycle. No award of Performance Shares shall confer upon any Employee any right to continued employment with the Corporation nor shall it interfere with the right of the Corporation to terminate the employment of any Employee at any time.

11. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure or capitalization affecting the Chrysler Common Stock, outstanding awards of Performance Shares shall be adjusted as and to the extent provided in Section 3 of the Stock Compensation Plan.

12. CHANGE IN CONTROL

     A Change in Control shall have the effects set forth in Section 12 of the Stock Compensation Plan.

13. INTERPRETATION

     The Committee shall have full power and authority to interpret and construe this Plan and its interpreting and construing of this Plan and acts and determinations pursuant to this Plan in good faith shall be final and conclusive, and binding upon the Participants. This Plan sets forth the terms and conditions of awards of Performance Shares under the Stock Compensation Plan; the provisions of the Stock Compensation Plan and the interpretations thereof, to the extent applicable, shall govern in the event of any conflict with the provisions of this Plan and the interpretations thereof.

     Notwithstanding anything else contained in this Plan to the contrary, if any award of Performance Shares is intended at the time of grant to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

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     Nothing in this Plan shall be interpreted to preclude Chrysler from granting awards under, or paying compensation outside the parameters of, the Plan including, without limitation, base salaries, awards under any other plan of Chrysler (whether or not approved by stockholders), incentive compensation (whether or not based on the attainment of pre-established performance objectives) or retention or other special payments, that is not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Code or otherwise, should the Board or any committee thereof (including the Committee), whichever is applicable, determine that such action is in the best interests of Chrysler and its stockholders.

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